UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under the Securities Act of 1933

STERLING BANCORP, INC.

(Exact name of registrant as specified in its charter)

Michigan	38-3163775
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

One Towne Square, Suite 1900
Southfield, Michigan 48076
(Address of principal executive offices) (Zip Code)

2020 Omnibus Equity Incentive Plan
(Full title of the plan)

Colleen Kimmel
General Counsel & Corporate Secretary
Sterling Bancorp, Inc.
One Towne Square, Suite 1900
Southfield, Michigan 48076
(248) 355-2400

COPY TO:

Robert C. Azarow, Esq.
Arnold & Porter Kaye Scholer LLP
250 West 55th Street
New York, NY 10019

(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
Common Stock, no par value	3,979,661	$5.31	$21,131,999.91	$2,305.50

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an undetermined number of Common Stock that may become issuable under the above-named plan by reason of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, exchange of shares or any other similar transaction.

(2)	Determined based on the average of the high and low sales prices of the Common Stock as reported on the Nasdaq Capital Market on September 16, 2021 in accordance with Rule 457(c) under the Securities Act, solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act.

EXPLANATORY NOTE

Sterling Bancorp, Inc. (“Registrant”) is filing this Registration Statement on Form S-8 to register 3,979,661 shares of its Common Stock, no par value (the “Common Stock”), pursuant to Registrant’s 2020 Omnibus Equity Incentive Plan (the “2020 Plan”).

This Registration Statement includes a reoffer prospectus prepared in accordance with the requirements of General Instruction C of Form S-8 and the requirements of Part I of Form S-3. The reoffer prospectus may be used for the reoffer and resale by certain directors, officers and other employees of Registrant (the “Selling Shareholders”) of Common Stock that may be issued pursuant to the 2020 Plan. The reoffer prospectus will relate to 3,979,661 shares of the Common Stock registered hereunder, including those shares available to be designated for reoffer and resale by Selling Shareholders and by certain non-affiliates who are not named in the reoffer prospectus holding less than 1,000 shares of restricted Common Stock issued under the Plan. If, subsequent to the date of the reoffer prospectus, additional Selling Shareholders are deemed to hold “control securities” within the meaning of Instruction C of Form S-8, we will supplement the reoffer prospectus to reflect the names of such additional Selling Shareholders. As specified in General Instruction C of Form S-8, the amount of securities to be reoffered or resold under the reoffer prospectus by each Selling Stockholder and any other person with whom he or she is acting in concert for the purpose of selling the Registrant’s securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act of 1933 (the “Securities Act”).

The prospectus and reoffer prospectus relating to the Registration Statement do not contain all of the information included in the Registration Statement, certain items of which are contained in schedules and exhibits to the Registration Statement, as permitted by the rules and regulations of the Securities and Exchange Commission (the “SEC” or the “Commission”). Statements contained in the prospectus and reoffer prospectus as to the contents of any agreement, instrument or other document referred to herein are not necessarily complete. With respect to each such agreement, instrument or other document filed as an exhibit to the Registration Statement, we refer you to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by this reference.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.**

Item 2. Registrant Information and Employee Plan Annual Information.**

**As permitted by Rule 428 under the Securities Act, this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered in accordance with Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the U.S. Securities and Exchange Commission (the “SEC”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents, and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. The Registrant will provide a written statement to participants advising them of the availability without charge, upon written or oral request, of the documents incorporated by reference in Item 3 of Part II hereof and including the statement in the preceding sentence. The written statement to all participants will indicate the availability without charge, upon written or oral request, of other documents required to be delivered pursuant to Rule 428(b) under the Securities Act, and will include the address and telephone number to which the request is to be directed.

REOFFER PROSPECTUS

3,979,661 Shares of Common Stock

This reoffer prospectus (“Prospectus”) relates to the offer and sale from time to time by certain participants in the Company’s 2020 Omnibus Equity Incentive Plan (the “2020 Plan”) (“Selling Shareholders”) of up to 3,979,661 shares of the Common Stock, no par value per share (our “Common Stock”), that may be acquired by such Selling Shareholders pursuant to the 2020 Plan. The shares are being offered and resold for the account of the Selling Shareholders, and the Company will not receive any of the proceeds from the resale of the shares.

The Selling Shareholders have advised us that the resale of their shares may be effected from time to time, as they may determine, in one or more transactions on the Nasdaq Capital Market, in negotiated transactions or otherwise, at market prices prevailing at the time of the sale or at prices otherwise negotiated. See “Plan of Distribution.” The Selling Shareholders are not required to sell any shares, and there is no assurance that any of the Selling Shareholders will sell any or all of the shares of our Common Stock covered by this Prospectus. The Company will bear all expenses in connection with the preparation of this Prospectus.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol SBT. The last reported sale price on the Nasdaq Capital Market of our Common Stock on September 16, 2021 was $5.41 per share.

Investing in shares of our Common Stock involves risks. You should carefully review the discussion under the heading “Risk Factors” on page P-7 regarding information included and incorporated by reference into this prospectus. You should carefully read this document together with the documents that are incorporated by reference into this document or in the Registration Statement the Company has filed with the SEC, relating to the offer and sale of the shares of our Common Stock granted pursuant to the Plan. See “About the Prospectus” and “Documents Incorporated by Reference” below for information about the documents incorporated by reference.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), ANY STATE SECURITIES COMMISSION, OR THE FEDERAL DEPOSIT INSURANCE CORPORATION (THE “FDIC”), NOR HAS THE SEC, ANY STATE SECURITIES COMMISSION OR THE FDIC PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES ARE NOT SAVINGS OR DEPOSIT ACCOUNTS OR THE OBLIGATIONS OF ANY BANK OR NON-BANK SUBSIDIARY OF THE COMPANY, AND THEY ARE NOT INSURED BY THE FDIC OR ANY OTHER GOVERNMENTAL AGENCY.

The date of this Prospectus is September 17, 2021.

You should rely only on the information contained in this Prospectus. We and the Selling Shareholders have not authorized anyone to provide you with any information, other than the information contained in this Prospectus, and we and the Selling Shareholders take no responsibility for any other information that others may give you. We and the Selling Shareholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing or incorporated by reference in this Prospectus is accurate only as of the respective dates of such information or as of the date or dates that are specified therein, regardless of the time of delivery of this Prospectus or the time of any sale of shares of our Common Stock. Our business, properties, results of operations, financial condition or prospects may have changed since those dates. You should also read this Prospectus together with the additional information described under “Where You Can Find More Information” and “Documents Incorporated by Reference.”

This Prospectus may be supplemented from time to time to add, update or change information in this Prospectus. Any statement contained in this Prospectus will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in a prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this Prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this Prospectus.

Unless we state otherwise or the context otherwise requires, references in this Prospectus to “Sterling,” “we,” “our,” “us” or “the Company” refer to Sterling Bancorp, Inc., a Michigan corporation, and its subsidiaries, including Sterling Bank and Trust, F.S.B., which we sometimes refer to as “Sterling Bank,” “the Bank” or “our Bank.”

THE COMPANY

Before making an investment decision, you should read the entire Prospectus carefully, including the section entitled “Risk Factors” and information incorporated by reference therein, the documents incorporated by reference herein, and the financial statements and the notes to the financial statements incorporated by reference herein. Prospective investors should not rely on any information not contained in this document. We have not authorized anyone to provide any other information.

Sterling Bancorp, Inc.

We are a unitary savings and loan holding company incorporated in 1989 and headquartered in Southfield, Michigan. Our primary business is the operation of our wholly-owned subsidiary, Sterling Bank, through which we offer a range of loan products to the residential and commercial markets, as well as retail banking services.

Sterling Bank has 29 branches, including 20 branches in the San Francisco area, six in greater Los Angeles, two branches in New York City, and our headquarters branch in Michigan.

Our results of operations are dependent primarily on our net interest income, which is the difference between the interest earned on our assets, primarily our loan and securities portfolios, and the interest paid on our deposits and borrowings. Our net income is also affected by our provision for loan losses, non-interest income, non-interest expense (general and administrative expense) and income tax expense. Non-interest income includes service charges and fees; investment management and advisory fees; net gain on sales of loans and securities; mortgage servicing fee income, net; income from bank owned life insurance, or BOLI; and other non-interest income. General and administrative expense consists of salaries and employee benefits expense; occupancy and equipment expense; federal deposit insurance assessments; advertising and marketing expense; data processing expense; professional fees; and other non-interest expenses. Our net income is also significantly affected by general economic and competitive conditions, particularly changes in market interest rates and U.S. Treasury yield curves, government policies and actions of regulatory authorities.

As of June 30, 2021, we had consolidated total assets of approximately $3.4 billion, total loans of approximately $2.4 billion (excluding loans held for sale), total deposits of approximately $2.6 billion and total shareholders’ equity of approximately $0.3 billion.

Our Common Stock is traded on the Nasdaq Capital Market under the symbol “SBT.” Our principal executive offices are located at One Towne Square, Suite 1900, Southfield, Michigan 48076. Our telephone number is (248) 355-2400, and our website is www.sterlingbank.com. Information contained on our website is not incorporated by reference in this Prospectus.

References to that website and the websites of the Company’s subsidiaries in this document, any supplement to this document or any document incorporated by reference into the Registration Statement are not intended to be active links, and the information on such websites is not, and you must not consider that information to be, a part of the prospectus relating to the offer and sale of the shares of our Common Stock to which this document relates for purposes of the Securities Act of 1933, as amended (the “Securities Act”).

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus and the documents incorporated by reference contain certain statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the Company's plans, expectations, thoughts, beliefs, estimates, goals and outlook for the future that are intended to be covered by the protections provided under the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “might,” “should,” “could,” “predict,” “potential,” “believe,” “expect,” “attribute,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “goal,” “target,” “outlook,” “aim,” “would” and “annualized,” or the negative versions of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and they are based on current expectations, estimates and projections about our industry, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Accordingly, you should not place undue reliance on any such forward-looking statements.

The risks, uncertainties and other factors identified in our filings with the SEC, and others, may cause actual future results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements. A summary of these factors is below, under the heading “Risk Factors Summary.” For additional information on factors that could materially affect the forward-looking statements included in this Prospectus, see the risk factors set forth under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 26, 2021, and “Part II, Item 1A. Risk Factors” in our Quarterly Report on Form 10-Q, filed with the SEC on August 13, 2021. You should carefully consider the factors discussed below, and in our Risk Factors and other disclosures, in evaluating these forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise except as required by law. New risks and uncertainties arise from time to time, and it is not possible for us to predict those events or how they may affect us. In addition, we cannot assess the impact of any particular risk, uncertainty or other factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Risk Factors Summary

The following is a summary of the material risks we are exposed to in the course of our business activities. The below summary does not contain all of the information that may be important to you, and you should read the below summary together with the more detailed discussion of risks set forth under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 26, 2021, and “Part II, Item 1A. Risk Factors” in our Quarterly Report on Form 10-Q, filed with the SEC on August 13, 2021, as well as under “Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q, filed with the SEC on August 13, 2021.

Risks Related to the Advantage Loan Program

•	The results of the Internal Review of our Advantage Loan Program and related matters

•	The results of investigations of us by the OCC, the DOJ, the SEC or other governmental agencies

•	The costs of legal proceedings, including settlements and judgments

•	The effects of the permanent discontinuation of our Advantage Loan Program

•	Compliance with the OCC Agreement and BSA /AML laws and regulations generally

•	Potential future losses in connection with representations and warranties we have made with respect to residential real estate loans that we have sold into the secondary market

Risks Related to the COVID-19 Pandemic

•	The economic impact, and governmental and regulatory actions to mitigate the impact, of the disruptions created by the COVID-19 pandemic

•	The effects of the economic disruptions resulting from the COVID-19 pandemic on our loan portfolio

Risks Related to the Economy and Financial Markets

•	The effects of fiscal and monetary policies and regulations of the federal government and Federal Reserve

•	Changes in the state of the general economy and the financial markets and their effects on the demand for our loan services

•	The effects of increases to the federal corporate tax rate

Risks Related to Credit

•	The credit risks of lending activities, including changes in the levels of delinquencies and nonperforming assets and changes in the financial performance and/or economic condition of our borrowers

•	Our concentration in residential real estate loans

•	The geographic concentration of our loans and operations in California

•	The potential insufficiency of our allowance for loan losses to cover losses in our loan portfolio

Risks Related to Our Highly Regulated Industry

•	The extensive laws and regulations affecting the financial services industry, including the QTL test, the continued effects of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and related rulemaking, changes in banking, securities and tax laws and regulations and their application by our regulators and the Community Reinvestment Act and fair lending laws

•	Adverse effects that may arise from the material weaknesses in our internal control over financial reporting or a failure to promptly remediate them

Risks Related to Competition

•	Strong competition within our market areas or with respect to our products and pricing

•	Our reputation as a community bank and the effects of continued negative publicity

•	Our ability to keep pace with technological change and introduce new products and services

•	Negative impacts of future changes in interest rates

•	Uncertainty relating to the determination and discontinuance of LIBOR

Risks Related to Interest Rates

•	Our ability to ensure we have adequate liquidity

•	Our ability to obtain external financing on favorable terms, or at all, in the future

•	The quality of our real estate loans and our ability to sell our loans to the secondary market

Other Risks Related to Our Business

•	The recent significant transition in our senior management and our ability to attract and retain key employees and other qualified personnel

•	Our operational, technological and organizational infrastructure, including the effectiveness of our enterprise risk management framework at mitigating risk and loss to us

•	Operational risks from a high volume of financial transactions and increased reliance on technology, including risk of loss related to cybersecurity or privacy breaches and the increased frequency and sophistication of cyberattacks

•	The ability of customers and counterparties to provide accurate and complete information and the soundness of third parties on which we rely

•	Our employees' adherence to our internal policies and procedures

•	The effects of natural disasters on us and our California borrowers and the adequacy of our business continuity and disaster recovery plans

•	Environmental, social and governance matters and their effects on our reputation and the market price of our securities

•	Climate change and related legislative and regulatory initiatives

•	Adverse conditions internationally and their effects on our customers

•	Fluctuations in securities markets, including changes to the valuation of our securities portfolio

•	The value of our mortgage servicing rights

•	The reliance of our critical accounting policies and estimates, including for the allowance for loan losses, on analytical and forecasting techniques and models

•	Other economic, competitive, governmental, regulatory and technological factors affecting our operations, pricing, products and services and the other risks described elsewhere herein or in the documents incorporated by reference herein and our other filings with the SEC

Risks Related to Governance Matters

•	The Seligman family's ability to influence our operations and control the outcome of matters submitted for shareholder approval

•	Our ability to pay dividends

The foregoing risk factors should not be construed as an exhaustive list and should be read in conjunction with the cautionary statements that are included under “Cautionary Note Regarding Forward-Looking Statements” above and elsewhere in this Prospectus, our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 26, 2021, and our Quarterly Report on Form 10-Q, filed with the SEC on August 13, 2021, as well as the risk factors described therein.

RISK FACTORS

An investment in our securities involves certain risks. Before making an investment decision, you should carefully read and consider the risk factors set forth under “Item 1A. Risk factors” in our most recent Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 26, 2021, and under “Part II, Item 1A. Risk Factors” in our most recent Quarterly Report on Form 10-Q, filed with the SEC on August 13, 2021, as well as any updated or additional disclosure about risk factors included in any of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K or other filings that we have made with the SEC since the date of our most recent Annual Report on Form 10-K that are incorporated by reference in this Prospectus. We may include specific risk factors in an applicable prospectus supplement under the heading “Risk Factors.” Additional risks and uncertainties of which we are not aware or that we believe are not material at the time could also materially and adversely affect our business, financial condition, results of operations or liquidity. In any case, the value of the securities offered by means of this Prospectus and any applicable prospectus supplement could decline and you could lose all or part of your investment.

USE OF PROCEEDS

The Common Stock which may be sold under this Prospectus will be sold for the respective accounts of each of the Selling Shareholders. Accordingly, we will not realize any proceeds from the sale of the Common Stock. All expenses of the registration of the Common Stock will be paid for by us. See “Selling Shareholders” and “Plan of Distribution.”

SELLING SHAREHOLDERS

This Prospectus covers the reoffer and resale by the Selling Shareholders listed below of an aggregate of up to 3,979,661 shares of our Common Stock that may be issued pursuant to the 2020 Plan, which constitute “restricted securities” or “control securities” within the meaning of Form S-8, including those shares available for reoffer and resale by Selling Shareholders. In addition, non-affiliates not named in the table below holding less than 1,000 shares of Common Stock issued pursuant to the 2020 Plan and deemed “restricted securities” within the meaning of Form S-8 may use this Prospectus for the reoffer and resale of those shares.

The following table sets forth, as of August 31, 2021, certain information regarding the Selling Shareholders, including (i) the nature of any position, office or other material relationship of such Selling Shareholder with us during the past three years; (ii) the amount of shares of Common Stock owned by such Selling Shareholder prior to the offering made under this Prospectus; (iii) the amount of shares offered to such Selling Shareholder pursuant to the 2020 Plan; and (iv) the amount and percentage of shares of Common Stock to be owned by such Selling Shareholder after the offering made hereunder. Non-affiliates holding less than 1,000 shares of Common Stock issuable under the 2020 Plan and deemed “restricted securities” within the meaning of Form S-8 are not named therein.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person, directly or indirectly, has or shares the power to vote or direct the voting of securities, or to dispose or direct the disposition of securities, or has the right to acquire such powers within 60 days. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each person identified in the table has sole voting and investment power over all of the shares shown opposite such person’s name.

Selling Shareholders may offer shares of our Common Stock under this Prospectus on a continuous or delayed basis, and may elect to sell none, some or all of the shares set forth below. This Prospectus does not constitute a commitment by the Selling Shareholders to sell all or any of the stated number of their shares, and the actual number of shares offered and sold will be determined from time to time by each Selling Shareholder at his or her sole discretion. However, for the purposes of the table below, we have assumed that, after the completion of this offering, all shares offered by this Prospectus have been sold and are no longer held by the Selling Shareholders. In addition, a Selling Shareholder may have sold, transferred or otherwise disposed of all or a portion of such Selling Shareholder’s shares since the date of the information in the following table. Information concerning the Selling Shareholders may change from time to time and changed information will be presented in a supplement to this Prospectus if and when required. If, subsequent to the date of this Prospectus, the Selling Shareholders or other persons receive additional shares under the 2020 Plan, including our “affiliates” within the meaning of the Securities Act, we may supplement this Prospectus to reflect such additional shares to the Selling Shareholders and/or the add the names of such other persons as “Selling Shareholders” and the amounts of additional shares to be reoffered by them.

Except as otherwise specified below, the address of each Selling Shareholder is: c/o Sterling Bancorp, Inc., One Towne Square, Suite 1900, Southfield, Michigan 48076.

	Shares Owned Prior to the Offering		Shares that may be	Shares Owned After the Offering
Selling Shareholder & Relationship	Shares	Percent(1)	Offered(2)	Shares	Percent(1)
Peggy Daitch, Director(3)	8,364	*	7,500	864	*
Tracey Dedrick, Director(3)	7,500	*	7,500	—	*
Steven Gallotta, Director(3)	7,500	*	7,500	—	*
Denny Kim, Director(3)	7,500	*	7,500	—	*
Benjamin Wineman, Director(3)	24,500	*	7,500	17,000	*
Lyle Wolberg, Director(3)	15,071	*	7,500	7,571	*
Stephen Huber, Executive Vice President, Chief Financial Officer and Treasurer (4)	27,165	*	19,881	7,284	*
Colleen Kimmel, Executive Vice President, General Counsel and Corporate Secretary(4)	25,607	*	19,881	5,726	*
Christine Meredith, Executive Vice President and Chief Risk Officer(4)	22,228	*	19,881	2,347	*
Other Named Selling Shareholders(5)	105,573	*	105,573	—	*
Other Selling Shareholders(6)	7,852	*	7,852	—	*
Total	258,860	*	218,068	40,792	*

*	Less than 1%.

(1)	Based on 50,476,912 shares of the Company’s common stock issued and outstanding on August 31, 2021.

(2)	Represents the number of shares of our Common Stock which may be offered for resale under this Prospectus, acquired or issuable pursuant to awards made, or which may be made, under the 2020 Plan, irrespective of whether any such awards are vested.

(3)	Each independent, non-employee director (sans Mr. Meltzer and Ms. Seligman, both of whom waived compensation under the 2020 Plan) received an award of restricted stock under the 2020 Plan of 7,500 shares that will vest over a three-year period as follows: 2,475 shares on January 1, 2022, an additional 2,475 shares on January 1, 2023, and the remaining 2,550 shares on January 1, 2024 subject to continued Service on each such date, or, if earlier, upon death or Disability or a Change of Control, all as specified in the Plan. These awards do not carry any voting or dividend rights until vested, but are considered issued and outstanding.

(4)	Mr. Huber and Mses. Kimmel and Meredith each received an award of restricted stock under the 2020 Plan of 19,881 shares that will vest over a three-year period as follows: 6,561 shares on April 23, 2022, an additional 6,561 shares on April 23, 2023, and the remaining 6,759 shares on April 23, 2024, subject to continued Service on each such date, or, if earlier, upon death or Disability or a Change of Control, all as specified in the 2020 Plan.

(5)	Includes the following 34 named non-affiliate persons each of whom holds at least 1,000 shares of Common Stock: Susan Brittingham, Daniel Brown, Wesley Carrington, Liang Chen, Frances Cherry, Alexander Cho, Brian Evans, John Frelich, Yuhong Kevn Fu, Joseph Irrer, Henry Jeanes, Kevin Kistulenetz, Karen Knott, Jonathan Kolk, Erick Kostuchek, David Lubera, Qiaosheng Ma, Bernice Paquette, Raul Presco, Jennifer Reifschneider, Nicole Rushing-Singleton, Timothy Rutland, Nicole Schaefer, Timothy Smith, Deborah Starinsky, Steven Taravella, William Vowler Jr., John Walls, Michael Weightman, Andrew White, Melody Wieczorek, Jacob Wolf, Shirley Xu and Charles Yun. Each of these persons beneficially owns less than 1% of our Common Stock. These persons are current employees of the Company. The aforementioned excludes one employee whose award of 11,928 shares of Common Stock was forfeited and, therefore, will not be included as part of the Selling Shareholders’ Offering.

(6)	Includes 9 unnamed non-affiliate persons, each of whom holds less than 1,000 shares and each of whom may sell up to such amount using this Prospectus. Each of these persons beneficially owns less than 1% of our Common Stock. These persons are current employees of the Company.

PLAN OF DISTRIBUTION

We are registering the shares covered by this Prospectus to permit the Selling Stockholders to conduct public secondary trading of these shares from time to time after the date of this Prospectus. We will not receive any of the proceeds of the sale of the shares offered by this Prospectus. The aggregate proceeds to the Selling Stockholders from the sale of the Shares will be the purchase price of the shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the shares covered by this Prospectus. The Selling Stockholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of shares to be made directly or through agents.

The shares offered by this Prospectus may be sold from time to time to purchasers:

•	directly by the Selling Shareholders, or

•	through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Stockholders or the purchasers of the shares.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions, or concessions received by any such broker-dealers or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Exchange Act. Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in resales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. In addition, the broker-dealers’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act. We will make copies of this Prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the Selling Stockholders and any underwriter, broker-dealer or agent regarding the sale of the shares by the Selling Stockholders.

Such shares may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	prices related to such prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.

These sales may be effected in one or more transactions:

•	on any national securities exchange or quotation service on which such shares may be listed or quoted at the time of sale, including the Nasdaq Capital Market;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•	any other method permitted by applicable law; or

•	through any combination of the foregoing.

These transactions may include block transactions or crosses (i.e., transactions in which the same broker acts as an agent on both sides of the trade).

At the time a particular offering of the shares is made, a Prospectus Supplement, if required, will be distributed, which will set forth the name of the Selling Stockholders, the aggregate amount of shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents; (2) any discounts, commissions and other terms constituting compensation from the Selling Stockholders; and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers.

The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each resale or other transfer. There can be no assurance that the Selling Stockholders will sell any or all of the Shares under this Prospectus. Further, we cannot assure you that the Selling Stockholders will not transfer, distribute, devise or gift the Shares by other means not described in this Prospectus. In addition, any shares covered by this Prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this Prospectus. The shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the shares may not be sold unless they have been registered or qualified for sale or unless they are exempt from registration or qualification is available.

The Selling Stockholders and any other person participating in the sale of the shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of such shares by the Selling Stockholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the particular shares being distributed. This may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares.

The Selling Stockholders may indemnify any broker or underwriter that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Our Common Stock is listed for trading on the Nasdaq Capital Market under the symbol “SBT.”

LEGAL MATTERS

The validity of the shares of Common Stock being offered hereby has been passed upon by Arnold & Porter Kaye Scholer LLP, New York, New York.

EXPERTS

The consolidated financial statements of Sterling Bancorp, Inc. as of December 31, 2020, 2019 and 2018 and for each of the three years in the period ended December 31, 2020, incorporated in this Prospectus by reference to Sterling Bancorp, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020, have been audited by Crowe LLP, an independent registered public accounting firm, as stated in their reports thereon, incorporated by reference in this Prospectus in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

DOCUMENTS INCORPORATED BY REFERENCE

The documents below, which we have previously filed with the SEC, are incorporated by reference in and constitute a part of this Prospectus, except to the extent that any statement or information therein is modified, superseded or replaced by a statement or information contained in any other subsequently filed document incorporated herein by reference or as to any portion of any portion of any report of document that is deemed furnished to the SEC and not deemed filed under such provisions.

•	Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 26, 2021;

•	Registrant’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 14, 2021, and for the quarter ended June 30, 2021, filed with the SEC on August 13, 2021;

•	Registrant’s Current Reports on Form 8-K filed with the SEC on February 1, 2021, March 22, 2021, May 3, 2021, May 28, 2021 and August 2, 2021 (in each case, other than information that is furnished but that is deemed not to have been filed); and

•	The description of Registrant’s common stock contained in Exhibit 4.2 of Registrant’s Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC on October 6, 2020.

The information contained in this Prospectus will be updated and supplemented by information contained in filings we make with the SEC in the future. All documents subsequently filed with the SEC by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the termination of this offering, shall be deemed incorporated by reference into this Prospectus and to be a part of this Prospectus from the date of the filing of such documents.

We will provide to each person, including any beneficial owner, to whom this Prospectus is delivered, a copy of any of all of the information that has been incorporated by reference in this Prospectus, without charge, upon written or oral request to: One Towne Square, Suite 1900, Southfield, Michigan 48076, (248) 355-2400.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are also available to the public through the SEC’s website at www.sec.gov.

Our internet address is www.sterlingbank.com, and it will make available free of charge in the investor relations section of the website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports as soon as reasonably practicable after such materials are electronically filed with (or furnished to) the SEC.

All internet addresses provided in this Prospectus are for informational purposes only and are not intended to be hyperlinks. In addition, the information on, or accessible through, our website, or any other website described herein, is not a part of, and is not incorporated or deemed to be incorporated by reference in, this Prospectus or other offering materials.

THE INFORMATION CONTAINED ON OUR WEBSITE DOES NOT CONSTITUTE A PART OF THIS PROSPECTUS OR OTHER OFFERING MATERIALS.

3,979,661 SHARES

COMMON STOCK

REOFFER PROSPECTCUS

You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document. Additional risks and uncertainties not presently known or that are currently deemed immaterial may also affect our business operations.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 26, 2021;

(b)	The Registrant’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 14, 2021, and for the quarter ended June 30, 2021, filed with the SEC on August 13, 2021;

(c)	The Registrant’s Current Reports on Form 8-K filed with the SEC on February 1, 2021, March 22, 2021, May 3, 2021, May 28, 2021 and August 2, 2021 (in each case, other than information that is furnished but that is deemed not to have been filed); and

(d)	The description of the Registrant’s common stock contained in Exhibit 4.2 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC on October 6, 2020.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than any information that is furnished but that is deemed not to have been filed), prior to the filing of a post-effective amendment hereto that either indicates that all securities offered hereby have been sold or deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other contemporaneously or subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Registrant is organized under the Michigan Business Corporation Act (the “MBCA”) which, in general, empowers Michigan corporations to indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another enterprise, against expenses, including attorneys’ fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred in connection therewith if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful.

The MBCA also empowers Michigan corporations to provide similar indemnity to such a person for expenses, including attorneys’ fees, and amounts paid in settlement actually and reasonably incurred by the person in connection with actions or suits by or in the right of the corporation if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, except in respect of any claim, issue or matter in which the person has been found liable to the corporation, unless the court determines that the person is fairly and reasonably entitled to indemnification in view of all relevant circumstances, in which case indemnification is limited to reasonable expenses incurred. If a person is successful in defending against a derivative action or third-party action, as described in the preceding paragraph, the MBCA requires that a Michigan corporation indemnify the person for actual and reasonable expenses incurred in connection with such action.

A Michigan corporation may also pay or reimburse the reasonable expenses incurred by a director, officer, employee, or agent of the corporation, or by a person that is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other profit or nonprofit enterprise, that is a party or threatened to be made a party to an action, suit, or proceeding in advance of final disposition of the proceeding if the person furnishes the corporation a written undertaking, executed personally or on the person's behalf, to repay the advance if it is ultimately determined that the person did not meet the applicable standard of conduct, if any, required by the MBCA for the indemnification of a person under the circumstances. The Registrant has received such undertakings from the following directors in connection with a pending class action lawsuit and a threatened derivative action: Seth Meltzer, Sandra Seligman, Benjamin Wineman and Lyle Wolberg.

The MBCA also permits a Michigan corporation to purchase and maintain on behalf of such a person insurance against liabilities incurred in such capacities. Registrant has obtained a policy of directors’ and officers’ liability insurance.

The MBCA further permits Michigan corporations to limit the personal liability of directors in certain circumstances. However, the MBCA does not eliminate or limit the liability of a director for any of the following: (i) the amount of a financial benefit received by a director to which he or she is not entitled; (ii) intentional infliction of harm on the corporation or the shareholders; (iii) a violation of Section 551 of the MBCA; or (iv) an intentional criminal act.

The Registrant’s Second Amended and Restated Articles of Incorporation and its Amended and Restated Bylaws generally require it to indemnify its officers and directors to the fullest extent permitted by law in connection with any actual or threatened civil, criminal, administrative or investigative action, suit or proceeding in which a director or executive officer is a witness or which is brought against a director or executive officer in his or her capacity as such. Persons who are not directors or executive officers may be similarly indemnified in respect of such service to the extent authorized at any time by the board of directors. The Registrant has the power to purchase and maintain insurance to protect itself, any director, executive officer or other person against any liability asserted against him or her in respect of such service, whether or not the Registrant would have the power to indemnify such person against such liability pursuant to its Second Amended and Restated Articles of Incorporation and its Amended and Restated Bylaws.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following exhibits are filed or furnished herewith:

			Incorporated by reference
Exhibit number	Exhibit description	Filed/Furnished herewith	Form	Period ending	Exhibit number	Filing date
4.1	Second Amended and Restated Articles of Incorporation of Sterling Bancorp, Inc.		S-1/A		3.2	10/31/2017

4.2	Amended and Restated Bylaws of Sterling Bancorp, Inc.		S-1/A		3.4	10/31/2017

4.3	Form of Common Stock Certificate of Sterling Bancorp, Inc.		S-1/A		4.1	11/07/2017

4.4	Sterling Bancorp, Inc. 2020 Omnibus Equity Incentive Plan		DEF 14A			11/09/2020
4.5	Form of Restricted Stock Award Agreement (Employees and Consultants) with respect to the 2020 Omnibus Equity Incentive Plan		10-K	12/31/2020	10.5	03/26/2021

4.6	Form of Restricted Stock Award Agreement (Non-Employee Directors) with respect to the 2020 Omnibus Equity Incentive Plan		10-K	12/31/2020	10.6	03/26/2021

4.7	Form of Notice of Grant of Stock Option and Stock Option Agreement with respect to the 2020 Omnibus Equity Incentive Plan		10-K	12/31/2020	10.7	03/26/2021

4.8	Form of Notice of Grant of Incentive Stock Option and Incentive Stock Option Agreement with respect to the 2020 Omnibus Equity Incentive Plan		10-K	12/31/2020	10.8	03/26/2021

5.1	Opinion of Arnold & Porter Kaye Scholer LLP	X

23.1	Consent of Crowe LLP	X

23.2	Consent of Arnold & Porter Kaye Scholer LLP (included in Exhibit 5.1 to this Registration Statement)	X

24.1	Power of Attorney (contained on the signature page hereof)	X

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on September 17, 2021.

STERLING BANCORP, INC. (Registrant)

By:	/s/ Thomas M. O’Brien
Thomas M. O’Brien
Chairman and Chief Executive Officer
(Principal Executive Officer)

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen Huber and Colleen Kimmel, and each of them individually, as their true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or either one of his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Thomas M. O’Brien	Chairman and Chief Executive Officer (Principal Executive Officer)	September 17, 2021
Thomas M. O’Brien

/s/ Stephen Huber	Chief Financial Officer (Principal Financial and Accounting Officer)	September 17, 2021
Stephen Huber

/s/ Steven e. Gallotta	Director	September 17, 2021
Steven E. Gallotta

/s/ Peggy Daitch	Director	September 17, 2021
Peggy Daitch

/s/ Seth Meltzer	Director	September 17, 2021
Seth Meltzer

/s/ Sandra Seligman	Director	September 17, 2021
Sandra Seligman

/s/ Denny Kim	Director	September 17, 2021
Denny Kim

/s/ Tracey Dedrick	Director	September 17, 2021
Tracey Dedrick

/s/ Benjamin Wineman	Director	September 17, 2021
Benjamin Wineman

/s/ Lyle Wolberg	Director	September 17, 2021
Lyle Wolberg